                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDERING SHARES OF COMMON STOCK
                                       OF
                             BLESSINGS CORPORATION

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 11, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  April 14, 1998

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Common Stock, par value $.71 per share (the "Shares"), of Blessings Corporation, a Delaware corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

             BY MAIL:                            BY HAND:                     BY OVERNIGHT COURIER:

     ChaseMellon Shareholder             ChaseMellon Shareholder             ChaseMellon Shareholder
         Services, L.L.C.                    Services, L.L.C.                    Services, L.L.C.
       Post Office Box 3301             120 Broadway - 13th Floor               85 Challenger Road
    South Hackensack, NJ 07606              New York, NY 10271                Mail Drop Reorg. Dept.
 Attn: Reorganization Department     Attn: Reorganization Department        Ridgefield Park, NJ 07660
                                        BY FACSIMILE TRANSMISSION:
                                     (FOR ELIGIBLE INSTITUTIONS ONLY)
                                              (201) 329-8936
                                         Confirm by Telephone to:
                                              (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

    The undersigned hereby tenders to VA Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Huntsman Packaging Corporation, a Utah corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 14, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                                           Name(s) of Record Holder(s)
Number of Shares:
--------------------------------

                                           -------------------------------------
Certificate Nos. (if available):
-----------------------

                                           -------------------------------------
--------------------------------------------------
                                                     (PLEASE PRINT)

/ /Check box if Shares will be tendered by book-entry
                                           Address(es):
                                           -------------------------------------
  transfer and complete the following:

                                           -------------------------------------
Account Number:
---------------------------------

                                           -------------------------------------
Dated:
--------------------------------------, 1998
                                                       (ZIP CODE)

                                           Area Code and Tel. No.:
         -----------------------------------------------------------------------

                                           Signature(s):
                                           -------------------------------------

                                           -------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three American Stock Exchange trading days after the date hereof. A "trading day" is any day on which the American Stock Exchange is open for business.

Name of Firm:
------------------------------------
                                           -------------------------------------
                                                 (AUTHORIZED SIGNATURE)

--------------------------------------------------
                                           Name:
                                           -------------------------------------

Address:
------------------------------------------
                                           Title:
                                           -------------------------------------

--------------------------------------------------
                                           Date:
                                           -------------------------------------
                                                                      (ZIP CODE)

Area Code and Tel. No.:
----------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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